Exhibit 10.12

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

                    , 2005

Everest Telecom LLC

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering of the securities of Global Services Partners Acquisition Corp. (“Company”) and continuing until (the “Termination Date”) the earlier of the consummation by the Company of a “Business Combination” or the Company’s liquidation, Everest Telecom LLC shall make available to the Company certain office and administrative services as may be required by the Company from time to time, situated at 9302 Lee Highway, 5th Floor, Fairfax, VA 22031. In exchange therefore, the Company shall pay Everest Telecom LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

GLOBAL SERVICES PARTNERS ACQUISITION CORP.

By:
Name:	Abhishek Jain
Title:	President

AGREED TO AND ACCEPTED BY:

EVEREST TELECOM LLC

By:
Name:	Rahul Prakash
Title:	Chief Executive Officer